EXHIBIT 23.2

                         CONSENT OF INDEPENDENT ACCOUNTS

We have issued our report dated January 28,2000, except for note 18 as to which the date is March 6,2000, accompanying the consolidated financial statements included in the Annual Report of FLAG Financial Corporation on Form 10-K for the year ended December 31,1999, We hereby consent to the incorporation by reference of said report in Amendment No.1 to the Registration Statement of FLAG Financial Corporation on Form S-8 (File No. 33-78230, effective April 25,1994).


Atlanta, Georgia                         PORTER DEADLE MOORE,LLP
July 21, 2000                        /s/ PORTER KEADLE MOORE LLP